KRISPY KREME REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FISCAL YEAR ENDED FEBRUARY 3, 2013

Raises Fiscal 2014 Guidance

Winston-Salem, NC – March 14, 2013 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the fourth quarter and fiscal year ended February 3, 2013, and raised its guidance for fiscal 2014.

Fiscal Year

The fourth quarter and fiscal year ended February 3, 2013 included 14 and 53 weeks, respectively, compared to 13 and 52 weeks, respectively, for the fourth quarter and fiscal year ended January 29, 2012. Accordingly, financial results for the fiscal 2013 periods are not directly comparable to those of the corresponding fiscal 2012 periods. The Company’s fiscal year ends on the Sunday closest to January 31, which periodically results in a 53-week year.

Fourth Quarter Fiscal 2013 Highlights Compared to the Year-Ago Period (Tables 1 and 2):

  Revenues increased 15.9% to $118.1 million from $102.0 million
  Operating income rose 60% to $8.5 million from $5.3 million
  Adjusted net income increased 85% to $7.4 million ($0.11 per share) from $4.0 million ($0.06 per share); adjusted net income and adjusted EPS reflect income tax expense only to the extent currently payable in cash; adjusted net income and adjusted EPS are non-GAAP measures (see the reconciliation of all adjusted earnings measures to the related GAAP amounts in Table 6 accompanying this release)
  Net income was $4.8 million ($0.07 per share) compared to $143.5 million ($2.01 per share) in the fourth quarter last year; net income for the fourth quarter of last year included an unusual credit of $139.6 million ($1.95 per share) from the reversal of valuation allowances on deferred income tax assets
  Cash provided by operating activities was $21.3 million compared to $10.9 million in the fourth quarter last year

To facilitate comparisons, the following highlights compare the 13 weeks ended January 27, 2013 to the 13 weeks ended January 29, 2012:

  Revenues increased 7.0% to $109.1 million from $102.0 million
  Company same store sales rose 7.5%, the seventeenth consecutive quarterly increase
  Operating income increased 35% to $7.2 million from $5.3 million
  Adjusted net income rose 53% to $6.1 million ($0.09 per share) from $4.0 million ($0.06 per share)

Fiscal 2013 Highlights Compared to Fiscal 2012 (Tables 1 and 3):

  Revenues increased 8.1% to $435.8 million from $403.2 million
  Operating income rose 48% to $37.7 million from $25.6 million
  Adjusted net income increased 54% to $34.2 million ($0.49 per share) from $22.2 million ($0.31 per share); adjusted net income and adjusted EPS reflect income tax expense only to the extent currently payable in cash and, in fiscal 2012, exclude the gain on the Company’s sale of its 30% equity interest in KK Mexico
  Net income was $20.8 million ($0.30 per share) compared to $166.3 million ($2.33 per share) last year; net income in fiscal 2012 included an unusual credit of $139.6 million ($1.95 per share) from the reversal of valuation allowances on deferred income tax assets and a $4.7 million after tax gain ($0.06 per share) on the Company’s sale of its 30% equity interest in KK Mexico
  Cash provided by operating activities was $59.3 million compared to $33.9 million in fiscal 2012

To facilitate comparisons, the following highlights compare the 52 weeks ended January 27, 2013 to the 52 weeks ended January 29, 2012:

  Revenues increased 5.9% to $426.8 million from $403.2 million
  Company same store sales rose 5.5%
  Operating income increased 43% to $36.4 million from $25.6 million
  Adjusted net income rose 49% to $32.9 million ($0.47 per share) from $22.2 million ($0.31 per share)

James H. Morgan, Chairman and Chief Executive Officer, commented: “In the fourth quarter, Krispy Kreme not only achieved earnings at the top end of our November guidance, but also posted its best fourth quarter results since fiscal 2004. The year as a whole also was our best since fiscal 2004, and demonstrated again the strength of our business model and affirmed our confidence in achieving our goal of sustainable and profitable growth for years to come. Going forward, the Krispy Kreme investment thesis will no longer be predicated solely on the progress we have made in building a strong foundation for our business, but also on our ability to execute our long-term growth plans. Based upon the strength of these results and the momentum we have carried into the new year, we are pleased to increase our fiscal 2014 earnings guidance.

“Krispy Kreme is truly blessed with four attributes most companies spend a lifetime trying to achieve: a brand that is beloved worldwide, best-in-class products, compelling strategies, and incredibly capable and energized franchisees and team members. We are committed to doing everything in our power to continue improving our profitability while expanding our system to 1,300 stores by fiscal 2017 through Company and domestic and international franchise development. We are gratified by our accomplishments and are optimistic that we can build on them to achieve our long-term aspirations, and those of our shareholders.”

Results For the 13 Weeks Ended January 27, 2013 (Tables 2 and 8)

To facilitate comparisons, the following discussion compares the 13 weeks ended January 27, 2013 with the 13 weeks ended January 29, 2012.

Consolidated Results

For the 13 weeks ended January 27, 2013, revenues increased 7.0% to $109.1 million. All four business segments reported year-over-year revenue growth.

Direct operating expenses increased to $91.0 million from $87.9 million, but as a percentage of total revenues, decreased to 83.4% from 86.2%. General and administrative expenses increased to $8.4 million from $6.7 million in the same period last year. General and administrative expenses in the fourth quarter of last year included a non-recurring credit of approximately $840,000. Excluding that item, general and administrative expenses were 7.7% of revenues compared to 7.4% last year.

Operating income rose 35% to $7.2 million from $5.3 million.

Adjusted net income was $6.1 million ($0.09 per share) compared to $4.0 million ($0.06 per share), in the fourth quarter last year. Adjusted net income and EPS are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings in Table 6 accompanying this release).

Segment Results

For the 13 weeks ended January 27, 2013, Company Stores revenues increased 9.6% to $75.2 million. Same store sales at Company stores rose 7.5%, the seventeenth consecutive quarterly increase, driven by higher traffic. The Company Stores segment posted operating income of $3.0 million compared to an operating loss of $0.3 million last year.

Domestic Franchise revenues increased 4.2% to $2.5 million. Higher royalties from an 8.3% increase in sales by domestic franchisees were partially offset by a reduction in other franchise revenue. Same store sales rose 9.6% at domestic franchise stores. During the quarter, we added new personnel and took additional steps to begin execution of our domestic franchise expansion programs. Domestic Franchise segment operating income was $1.3 million in the fourth quarter of both years.

International Franchise revenues increased 6.3% to $6.7 million. Adjusted to eliminate the effects of changes in foreign exchange rates, same store sales at international franchise stores fell 7.4%, reflecting, among other things, honeymoon effects from the substantial number of international store openings in recent years, as well as cannibalization as markets develop. International Franchise costs and expenses in the quarter included an increase of almost $200,000 compared to the prior year quarter in trademark protection costs, a provision of approximately $185,000 for potential uncollectible accounts and higher personnel and personnel-related costs to support continued and anticipated international growth. The International Franchise segment generated operating income of $4.0 million compared to $4.2 million in the fourth quarter last year.

Total KK Supply Chain revenues (including sales to Company stores) increased 1.8% to $52.9 million. KK Supply Chain generated operating income of $7.5 million compared to $7.1 million in the fourth quarter last year.

Fiscal 2014 Outlook

In fiscal 2014, management estimates that the Company and its domestic franchisees will each open approximately 10 Krispy Kreme shops, and that international franchisees will open approximately 75 locations. Although the Company looks for continued organic same store sales growth in its domestic stores, international franchise same store sales will likely remain pressured by the substantial growth in international markets in recent years.

Based on these factors, management currently expects fiscal 2014 operating income in the range of $41 million to $44 million, which would represent an increase of 13% to 21% from the $36.4 million operating income for fiscal 2013 measured on a 52-week basis. Management estimates adjusted net income will be in the range of $37 million to $40 million and adjusted EPS will range from $0.53 to $0.57 per share based on a forecasted 70 million diluted shares outstanding.

Adjusted net income and adjusted EPS are non-GAAP measures; see the reconciliation of GAAP to adjusted earnings in Table 6 accompanying this release.

Conference Call

The Company will host a conference call to review fiscal 2013 fourth quarter and annual results, as well as management’s outlook for fiscal 2014, this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.krispykreme.com. The conference call also can be accessed over the phone by dialing (800) 901-5217 or, for international callers, by dialing (617) 786-2964. An archived replay of the call will be available shortly after its conclusion by dialing (888) 286-8010, or (617) 801-6888 for international callers; the passcode is 17091755. The audio replay will be available through March 21, 2013. A transcript of the conference call also will be available on the Company’s website.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, N.C., the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in over 740 locations in 22 countries around the world. Connect with Krispy Kreme at KrispyKreme.com and on Facebook, Foursquare, Twitter and YouTube.

Defined Terms

“Honeymoon effect” means the common pattern for many start-up restaurants in which a flurry of activity due to start-up publicity and natural curiosity is followed by a decline during which a steady repeat customer base develops. “Cannibalization” means the tendency for new stores to become successful, in part or in whole, by “shifting” sales from existing stores in the same market.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; and increased costs or other effects of new government regulations relating to healthcare benefits. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

TABLE 1

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF INCOME

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 3,	January 29,	February 3,	January 29,
	2013	2012	2013	2012
	(In thousands, except per share amounts)
Revenues	$118,145	$101,957	$435,843	$403,217
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	98,260	87,880	362,828	346,434
General and administrative expenses	8,778	6,673	25,089	22,188
Depreciation and amortization expense	2,653	2,002	9,891	8,235
Impairment charges and lease termination costs	4	113	306	793
Operating income	8,450	5,289	37,729	25,567
Interest income	12	35	114	166
Interest expense	(440)	(390)	(1,642)	(1,666)
Equity in losses of equity method franchisees	(52)	(53)	(202)	(122)
Gain on sale of interest in equity method franchisee	-	-	-	6,198
Other non-operating income and (expense), net	80	(46)	317	215
Income before income taxes	8,050	4,835	36,316	30,358
Provision for income taxes	3,270	(138,707)	15,537	(135,911)
Net income	$4,780	$143,542	$20,779	$166,269

Earnings per common share:
Basic	$0.07	$2.06	$0.31	$2.40
Diluted	$0.07	$2.01	$0.30	$2.33

Weighted average shares outstanding:
Basic	66,864	69,542	67,624	69,145
Diluted	69,520	71,567	69,896	71,497

TABLE 2

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF ADJUSTED INCOME - 13 WEEK BASIS

		Less - Week
	14 Weeks Ended	Ended	13 Weeks Ended	13 Weeks Ended
	February 3,	February 3,	January 27,	January 29,
	2013	2013	2013	2012
	(In thousands, except per share amounts)
Revenues	$118,145	$(9,023)	$109,122	$101,957
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	98,260	(7,213)	91,047	87,880
General and administrative expenses	8,778	(331)	8,447	6,673
Depreciation and amortization expense	2,653	(189)	2,464	2,002
Impairment charges and lease termination costs	4	-	4	113
Operating income	8,450	(1,290)	7,160	5,289
Interest income	12	-	12	35
Interest expense	(440)	12	(428)	(390)
Equity in losses of equity method franchisees	(52)	-	(52)	(53)
Other non-operating income and (expense), net	80	-	80	(46)
Income before income taxes	8,050	(1,278)	6,772	4,835
Provision for current income taxes	681	(5)	676	855
Adjusted net income	$7,369	$(1,273)	$6,096	$3,980

Adjusted earnings per common share:
Basic	$0.11		$0.09	$0.06
Diluted	$0.11		$0.09	$0.06

Weighted average shares outstanding:
Basic	66,864		66,864	69,542
Diluted	69,520		69,520	71,567

Note: The fourth quarter of fiscal 2013 contained 14 weeks compared to 13 weeks in the fourth quarter of fiscal 2012. The foregoing table presents fourth quarter fiscal 2013 results exclusive of results for the 14th week in order to facilitate comparison of fourth quarter fiscal 2013 results with results for the fourth quarter of fiscal 2012.

Adjusted net income and adjusted EPS are non-GAAP measures. See the reconciliation of GAAP to adjusted earnings in Table 6.

TABLE 3

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF ADJUSTED INCOME - 52 WEEK BASIS

		Less - Week
	53 Weeks Ended	Ended	52 Weeks Ended	52 Weeks Ended
	February 3,	February 3,	January 27,	January 29,
	2013	2013	2013	2012
	(In thousands, except per share amounts)
Revenues	$435,843	$(9,023)	$426,820	$403,217
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	362,828	(7,213)	355,615	346,434
General and administrative expenses	25,089	(331)	24,758	22,188
Depreciation and amortization expense	9,891	(189)	9,702	8,235
Impairment charges and lease termination costs	306	-	306	793
Operating income	37,729	(1,290)	36,439	25,567
Interest income	114	-	114	166
Interest expense	(1,642)	12	(1,630)	(1,666)
Equity in losses of equity method franchisees	(202)	-	(202)	(122)
Other non-operating income and (expense), net	317	-	317	215
Income before income taxes	36,316	(1,278)	35,038	24,160
Provision for current income taxes	2,124	(5)	2,119	2,000
Adjusted net income	$34,192	$(1,273)	$32,919	$22,160

Adjusted earnings per common share:
Basic	$0.51		$0.49	$0.32
Diluted	$0.49		$0.47	$0.31

Weighted average shares outstanding:
Basic	67,624		67,624	69,145
Diluted	69,896		69,896	71,497

Note: Fiscal 2013 contained 53 weeks compared to 52 weeks in fiscal 2012. The foregoing table presents fiscal 2013 results exclusive of results for the 53rd week in order to facilitate comparison of fiscal 2013 results with results for fiscal 2012.

Adjusted net income and adjusted EPS are non-GAAP measures. See the reconciliation of GAAP to adjusted earnings in Table 6.

TABLE 4

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET

	February 3,	January 29,
	2013	2012
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,332	$44,319
Receivables	22,037	21,616
Receivables from equity method franchisees	705	655
Inventories	15,948	16,497
Deferred income taxes	23,323	10,540
Other current assets	6,439	3,613
Total current assets	134,784	97,240
Property and equipment	78,024	75,466
Investments in equity method franchisees	-	-
Goodwill and other intangible assets	24,195	23,776
Deferred income taxes	93,088	129,053
Other assets	11,847	9,413
Total assets	$341,938	$334,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$2,148	$2,224
Accounts payable	12,198	10,494
Accrued liabilities	32,330	28,800
Total current liabilities	46,676	41,518
Long-term debt, less current maturities	23,595	25,369
Other long-term obligations	25,235	18,935

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	-	-
Common stock, no par value	354,068	377,539
Accumulated other comprehensive loss	(338)	(336)
Accumulated deficit	(107,298)	(128,077)
Total shareholders’ equity	246,432	249,126
Total liabilities and shareholders’ equity	$341,938	$334,948

TABLE 5

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	53 Weeks Ended	52 Weeks Ended
	February 3,	January 29,
	2013	2012
	(In thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$20,779	$166,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,891	8,235
Deferred income taxes	13,413	(139,403)
Impairment charges	-	60
Accrued rent expense	585	465
Loss on disposal of property and equipment	543	414
Gain on sale of interest in equity method franchisee	-	(6,198)
Share-based compensation	6,801	6,699
Provision for doubtful accounts	194	(374)
Amortization of deferred financing costs	398	422
Equity in losses of equity method franchisees	202	122
Other	(219)	676
Change in assets and liabilities:
Receivables	(509)	(862)
Inventories	560	(1,862)
Other current and non-current assets	(1,012)	462
Accounts payable and accrued liabilities	4,740	(168)
Other long-term obligations	2,944	(1,096)
Net cash provided by operating activities	59,310	33,861
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,218)	(11,884)
Proceeds from disposals of property and equipment	178	44
Acquisition of stores from franchisee	(915)	-
Proceeds from sale of interest in equity method franchisee	-	7,723
Escrow deposit recovery	-	1,800
Other investing activities	517	(207)
Net cash used for investing activities	(14,438)	(2,524)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(2,346)	(8,991)
Deferred financing costs	(11)	(29)
Proceeds from exercise of stock options	247	1,036
Proceeds from exercise of warrants	9	-
Repurchase of common shares	(20,758)	(1,004)
Net cash used for financing activities	(22,859)	(8,988)
Net increase in cash and cash equivalents	22,013	22,349
Cash and cash equivalents at beginning of year	44,319	21,970
Cash and cash equivalents at end of year	$66,332	$44,319
Supplemental schedule of non-cash investing and financing activities:
Assets acquired under capital leases	$516	$1,197

TABLE 6

KRISPY KREME DOUGHNUTS, INC.

NON-GAAP FINANCIAL INFORMATION

The Company has net deferred income tax assets of approximately $116 million, of which approximately $76 million relates to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers total approximately $206 million.

In the quarter ended January 29, 2012, the Company reversed approximately $139.6 million of valuation allowances against its deferred income tax assets because management concluded that realization of such assets was more likely than not. While such reversal, which was required by GAAP, increased the Company’s earnings by $139.6 million in fiscal 2012, the reversal has the effect of reducing the Company’s earnings beginning in fiscal 2013 as a result of an increase in the provision for income taxes. This negative effect on earnings beginning in fiscal 2013 occurs because the reversal of the valuation allowance resulted in the recognition in fiscal 2012 of income tax benefits expected to be realized in later years; absent the reversal of the valuation allowance, any such tax benefits would have been recognized when realized in future periods upon the generation of taxable income. Accordingly, beginning in fiscal 2013, the Company’s effective income tax rate, which in fiscal 2012 and earlier years bore little or no relationship to pretax income, more closely reflects the blended federal and state income tax rates in jurisdictions in which the Company operates.

Because of the increase in the Company’s effective income tax rate resulting from the reversal of a valuation allowance, the Company’s income tax expense in fiscal 2013 is not comparable to income tax expense in fiscal 2012 and earlier years. In addition, until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to substantially exceed the amount of cash income taxes payable by the Company.

In the second quarter of fiscal 2012, the Company realized a pretax gain of $6.2 million ($4.7 million after tax, or $.06 per share) on the sale of its 30% ownership interest in KK Mexico, an equity method investee. The Company does not expect to realize similar gains in the future.

The Company’s fiscal year ends on the Sunday closest to January 31, which periodically results in a 14-week fourth quarter and a 53-week year. Fiscal 2013 contained 53 weeks, while fiscal 2012 contained 52 weeks.

The following non-GAAP financial information and related reconciliation to GAAP measures are provided to assist the reader in understanding the effects of the above transactions and events, which, except for the periodic occurrence of the 53-week year, are expected to be non-recurring, on the Company’s results of operations, and to facilitate comparison of fiscal 2013 results with the Company’s financial results for fiscal 2012. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business which do not consider income taxes except to the extent to which those taxes currently are payable, for example, capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

	Management's		Historical Periods
	Earnings Guidance		Three Months Ended		Year Ended
	Year Ending February 2, 2014		February 3,	January 29,	February 3,	January 29,
	From	To	2013	2012	2013	2012
	(In thousands, except per share amounts)
Net income, as reported	$22,000	$23,700	$4,780	$143,542	$20,779	$166,269
Provision for deferred income taxes	15,000	16,300	2,589	(139,562)	13,413	(139,403)
Gain on sale of interest in KK Mexico
(net of income taxes of $1,492)	-	-	-	-	-	(4,706)
Adjusted net income	$37,000	$40,000	7,369	3,980	34,192	22,160
Earnings for the 14th/53rd week			(1,273)	-	(1,273)	-
Adjusted net income - 13/52 week basis			$6,096	$3,980	$32,919	$22,160

Adjusted earnings per common share:
Basic	$0.55	$0.60	$0.11	$0.06	$0.51	$0.32
Diluted	$0.53	$0.57	$0.11	$0.06	$0.49	$0.31

Adjusted earnings per common share -
13/52 week basis:
Basic			$0.09	$0.06	$0.49	$0.32
Diluted			$0.09	$0.06	$0.47	$0.31

Weighted average shares outstanding:
Basic	67,000	67,000	66,864	69,542	67,624	69,145
Diluted	70,000	70,000	69,520	71,567	69,896	71,497

TABLE 7

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

	14 Weeks	13 Weeks	53 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	February 3,	January 29,	February 3,	January 29,
	2013	2012	2013	2012
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$40,430	$32,852	$142,918	$126,003
Wholesale sales	40,892	35,732	153,576	145,654
Company Stores revenues	81,322	68,584	296,494	271,657
Domestic Franchise	2,764	2,418	10,325	9,463
International Franchise	7,109	6,259	24,941	22,621
KK Supply Chain:
Total revenues	57,337	51,952	215,412	206,453
Less – intersegment sales elimination	(30,387)	(27,256)	(111,329)	(106,977)
External KK Supply Chain revenues	26,950	24,696	104,083	99,476
Total revenues	$118,145	$101,957	$435,843	$403,217

Operating income (loss):
Company Stores	$3,263	$(267)	$8,534	$284
Domestic Franchise	1,518	1,260	5,590	3,737
International Franchise	4,430	4,161	17,387	15,054
KK Supply Chain	8,269	7,086	32,450	30,160
Total segment operating income	17,480	12,240	63,961	49,235
Unallocated general and administrative expenses	(9,026)	(6,838)	(25,926)	(22,875)
Impairment charges and lease termination costs	(4)	(113)	(306)	(793)
Consolidated operating income	$8,450	$5,289	$37,729	$25,567

Depreciation and amortization expense:
Company Stores	$2,221	$1,611	$8,142	$6,593
Domestic Franchise	14	54	164	219
International Franchise	1	2	10	6
KK Supply Chain	169	170	738	730
Corporate administration	248	165	837	687
Total depreciation and amortization expense	$2,653	$2,002	$9,891	$8,235

TABLE 8

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION - 13 WEEK BASIS

		Less - Week
	14 Weeks Ended	Ended	13 Weeks Ended	13 Weeks Ended
	February 3,	February 3,	January 27,	January 29,
	2013	2013	2013	2012
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$40,430	$(3,120)	$37,310	$32,852
Wholesale sales	40,892	(3,047)	37,845	35,732
Company Stores revenues	81,322	(6,167)	75,155	68,584
Domestic Franchise	2,764	(244)	2,520	2,418
International Franchise	7,109	(457)	6,652	6,259
KK Supply Chain:
Total revenues	57,337	(4,438)	52,899	51,952
Less – intersegment sales elimination	(30,387)	2,283	(28,104)	(27,256)
External KK Supply Chain revenues	26,950	(2,155)	24,795	24,696
Total revenues	$118,145	$(9,023)	$109,122	$101,957

Operating income (loss):
Company Stores	$3,263	$(280)	$2,983	$(267)
Domestic Franchise	1,518	(218)	1,300	1,260
International Franchise	4,430	(395)	4,035	4,161
KK Supply Chain	8,269	(747)	7,522	7,086
Total segment operating income	17,480	(1,640)	15,840	12,240
Unallocated general and administrative expenses	(9,026)	350	(8,676)	(6,838)
Impairment charges and lease termination costs	(4)	-	(4)	(113)
Consolidated operating income	$8,450	$(1,290)	$7,160	$5,289

Depreciation and amortization expense:
Company Stores	$2,221	$(158)	$2,063	$1,611
Domestic Franchise	14	-	14	54
International Franchise	1	-	1	2
KK Supply Chain	169	(12)	157	170
Corporate administration	248	(19)	229	165
Total depreciation and amortization expense	$2,653	$(189)	$2,464	$2,002

Note: The fourth quarter of fiscal 2013 contained 14 weeks compared to 13 weeks in the fourth quarter of fiscal 2012. The foregoing table presents fourth quarter fiscal 2013 results exclusive of results for the 14th week in order to facilitate comparison of fourth quarter fiscal 2013 results with results for the fourth quarter of fiscal 2012.

TABLE 9

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION - 52 WEEK BASIS

		Less - Week
	53 Weeks Ended	Ended	52 Weeks Ended	52 Weeks Ended
	February 3,	February 3,	January 27,	January 29,
	2013	2013	2013	2012
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$142,918	$(3,120)	$139,798	$126,003
Wholesale sales	153,576	(3,047)	150,529	145,654
Company Stores revenues	296,494	(6,167)	290,327	271,657
Domestic Franchise	10,325	(244)	10,081	9,463
International Franchise	24,941	(457)	24,484	22,621
KK Supply Chain:
Total revenues	215,412	(4,438)	210,974	206,453
Less – intersegment sales elimination	(111,329)	2,283	(109,046)	(106,977)
External KK Supply Chain revenues	104,083	(2,155)	101,928	99,476
Total revenues	$435,843	$(9,023)	$426,820	$403,217

Operating income (loss):
Company Stores	$8,534	$(280)	$8,254	$284
Domestic Franchise	5,590	(218)	5,372	3,737
International Franchise	17,387	(395)	16,992	15,054
KK Supply Chain	32,450	(747)	31,703	30,160
Total segment operating income	63,961	(1,640)	62,321	49,235
Unallocated general and administrative expenses	(25,926)	350	(25,576)	(22,875)
Impairment charges and lease termination costs	(306)	-	(306)	(793)
Consolidated operating income	$37,729	$(1,290)	$36,439	$25,567

Depreciation and amortization expense:
Company Stores	$8,142	$(158)	$7,984	$6,593
Domestic Franchise	164	-	164	219
International Franchise	10	-	10	6
KK Supply Chain	738	(12)	726	730
Corporate administration	837	(19)	818	687
Total depreciation and amortization expense	$9,891	$(189)	$9,702	$8,235

Note: Fiscal 2013 contained 53 weeks compared to 52 weeks in fiscal 2012. The foregoing table presents fiscal 2013 results exclusive of results for the 53rd week in order to facilitate comparison of fiscal 2013 results with results for fiscal 2012.

TABLE 10

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

	13 Weeks Ended		52 Weeks Ended
	January 27,	January 29,	January 27,	January 29,
	2013	2012	2013	2012
Systemwide sales (in thousands):(1)
Company stores	$74,680	$68,047	$288,079	$269,676
Domestic Franchise stores	70,880	65,477	281,334	261,979
International Franchise stores	112,525	104,320	423,418	383,508
International Franchise stores, in constant dollars(2)	112,525	104,972	423,418	380,028

Change in same store sales:(3)
Company stores	7.5%	8.3%	5.5%	5.2%
Domestic Franchise stores	9.6	7.9	6.8	6.6
International Franchise stores	(7.3)	(8.8)	(9.0)	(6.4)
International Franchise stores, in constant dollars(2)	(7.4)	(9.5)	(8.1)	(10.8)

Company Stores - change in same store sales:
Retail pricing	0.0%	8.4%	0.7%	7.4%
Guest check average (exclusive of the effects of pricing)	(2.9)	(4.1)	(1.4)	(2.9)
Customer count	10.6	3.2	6.2	0.5
Other	(0.2)	0.8	0.0	0.2
Total	7.5%	8.3%	5.5%	5.2%

Change in same store customer count - Company stores (retail sales
only)	11.9%	3.6%	7.1%	0.6%

Average guest check - Company stores (retail sales only)	$7.19	$7.42	$7.29	$7.36

Company Stores - store operating weeks	1,260	1,175	4,891	4,567

Company stores wholesale sales:(4)
Grocers/mass merchants:
Change in average weekly number of doors	(3.7)%	(0.5)%	(4.0)%	2.6%
Change in average weekly sales per door	12.3	10.6	8.9	12.7
Convenience stores:
Change in average weekly number of doors	(2.0)%	(10.2)%	(6.3)%	(5.9)%
Change in average weekly sales per door	6.9	14.2	8.8	10.7

(1)	Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise Krispy Kreme stores. The Company believes systemwide sales data are useful in assessing consumer demand for the Company’s products, the overall success of the Krispy Kreme brand and, ultimately, the performance of the Company. All of the Company’s royalty revenues are computed as percentages of sales made by the Company’s domestic and international franchisees, and substantially all of KK Supply Chain’s external sales of doughnut mixes and other ingredients ultimately are determined by demand for the Company’s products at franchise stores. Accordingly, sales by the Company’s franchisees have a direct effect on the Company’s royalty and KK Supply Chain revenues, and therefore on the Company’s profitability. The Company’s consolidated financial statements appearing elsewhere herein include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchise stores based on their sales, but exclude sales by franchise stores to their customers.

(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation. The change in “same store customer count” is similarly computed, but is based upon the number of retail transactions reported in the Company’s point-of-sale system.
(4)	For Company wholesale sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

TABLE 11

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	NUMBER OF STORES
	DOMESTIC	INTERNATIONAL	TOTAL
Number of stores at February 3, 2013
Company:
Factory	76	-	76
Satellite	21	-	21
Total Company	97	-	97
Franchise:
Factory	99	120	219
Satellite	43	389	432
Total franchise	142	509	651
Total systemwide	239	509	748

	NUMBER OF STORES
	COMPANY	FRANCHISE	TOTAL
Quarter ended February 3, 2013
October 28, 2012	96	635	731
Opened	2	31	33
Closed	(1)	(15)	(16)
February 3, 2013	97	651	748

Quarter ended January 29, 2012
October 30, 2011	89	589	678
Opened	3	26	29
Closed	-	(13)	(13)
January 29, 2012	92	602	694

CONTACT: Media - Brian K. Little, +1-336-726-8825, blittle@krispykreme.com, or Investor Relations - Anita K. Booe, +1-336-703-6902, abooe@krispykreme.com